Exhibit 99.1

Tom Bartlett Appointed to Equinix Board of Directors

REDWOOD CITY, Calif.--(BUSINESS WIRE)--April 1, 2013--Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today announced that Tom Bartlett, chief financial officer and treasurer for American Tower Corporation (NYSE: AMT), has joined its board of directors and will also serve as a member of the board’s Audit Committee.

“We are very pleased to welcome Tom to the Equinix board,” said Steve Smith, president and CEO for Equinix. “Tom brings deep expertise in the telecommunications space and global markets that will prove invaluable as Equinix continues its growth trajectory. In addition, his experience steering American Tower through the conversion to a REIT structure will offer tremendous insight as Equinix pursues converting to a REIT.”

As CFO and treasurer for American Tower, Bartlett oversees all of the traditional finance, accounting, treasury, capital markets, tax, internal audit, enterprise risk, capital allocation and investor relations activities. He is also responsible for the company’s global information technology function. Prior to joining American Tower, Bartlett spent 25 years with Verizon and its predecessor organizations, where he held a number of leadership positions both in the U.S. and abroad. Most recently, he served as president and CEO of Bell Atlantic International Wireless, responsible for all wireless activities in Latin America, Europe and Asia. While at Verizon, Bartlett served as corporate controller, as well as chief compliance officer and principal accounting officer.

“I am very excited to work with the Equinix team, and provide guidance as the company moves through the REIT conversion process,” said Bartlett. “Equinix sits at the center of the digital economy and is in a great position to capitalize on the trends in mobile, data and video and to accelerate business performance for its global customer base. I look forward to helping Equinix extend its leadership position as the global interconnection platform.”

About Equinix

Equinix, Inc. (Nasdaq: EQIX), connects more than 4,000 companies directly to their customers and partners inside the world’s most networked data centers. Today, businesses leverage the Equinix interconnection platform in 31 strategic markets across the Americas, EMEA and Asia-Pacific. www.equinix.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix’s filings with the Securities and Exchange Commission. In particular, see Equinix’s recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc.
International Business Exchange is a trademark of Equinix, Inc.

CONTACT:
Equinix, Inc.
Media Contacts
Melissa Neumann, +1 650-598-6098
mneumann@equinix.com
or
GolinHarris for Equinix, Inc.
Liam Rose, +1 415-318-4380
lrose@golinharris.com
or
Investor Contacts
Katrina Rymill, +1 650-598-6583
krymill@equinix.com
Samir Patodia, +1 650-598-6587
spatodia@equinix.com